SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

HAEMONETICS CORPORATION

(Exact name of issuer as specified in its charter)

Massachusetts	04-2882273
State of Incorporation	(IRS Employer Identification Number)

400 Wood Road, Braintree, Massachusetts 02184   (781) 848-7100

(Address and telephone number of Principal Executive Offices)

HAEMONETICS CORPORATION
2000 Long-Term Incentive Plan

(Full Title of the Plan)

Alicia R. Lopez, General Counsel and Vice President of Administration
Haemonetics Corporation
400 Wood Road
Braintree, Massachusetts  02184

(781) 848-7100

(Name, address and telephone number of agent for service)

Copy to:

Mary Ellen O’Mara
Nixon Peabody LLP
100 Summer Street
Boston, Massachusetts  02110

EXPLANATORY NOTE

On May 2, 2001, the Registrant filed a Registration Statement on Form S-8 (File No. 333-60020) to register 3,500,000 shares of its common stock issuable on the exercise of options under its 2000 Long-Term Incentive Plan.  Options to purchase 2,467,335 shares of common stock are outstanding under the 2000 Plan and 427,558 shares have been issued on exercise of options.

On July 27, 2005, the Registrant’s stockholders approved the 2005 Long Term Incentive Compensation Plan (the “2005 Plan”).  The 2005 Plan provides for the issuance of up to 3,100,000 shares of the Registrant’s common stock.  No further options will be granted under the 2000 Plan, but options granted under that plan will continue to remain outstanding under the terms thereof.

Pursuant to the telephonic interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, Interpretation No. 89 of the Division of Corporation Finance’s Manual of Public Available Telephone Interpretations (July 1997), and Instruction E to Form S-8, the Registrant hereby carries forward from this Registration Statement to a new Registration Statement on Form S-8 being filed concurrently herewith, 605,000 shares of its common stock previously registered on the Registration Statement being amended hereby.  As a result of filing this amendment, 2,467,335 shares of the Registrant’s common stock remain registered and unsold under this Registration Statement File No. 333-60020.  Pursuant to the Registrant’s undertakings, any securities remaining unsold at the termination of the offering represented by this Registration Statement File No. 333-60020 will be removed from registration by means of a post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Braintree, Massachusetts on   August 21, 2006.

HAEMONETICS CORPORATION

By:	/s/ BRAD NUTTER
Brad Nutter
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald A. Matricaria and Brad Nutter his/her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him/her or in his/her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do any perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD A. MATRICARIA	Chairman of the Board	August 21, 2006
Ronald A. Matricaria	of Directors

/s/ BRAD NUTTER	President, Chief Executive	August 21, 2006
Brad Nutter	Officer, Director

/s/ RONALD J. RYAN	Vice President and Chief Financial	August 21, 2006
Ronald J. Ryan	Officer (Principal Financial
Officer)

/s/ SUSAN M. HANLON	Vice President Planning and Control	August 21, 2006
Susan M. Hanlon	(Principal Accounting Officer)

/s/ LAWRENCE C. BEST	Director	August 21, 2006
Lawrence C. Best

/s/ RONALD G. GELBMAN	Director	August 16, 2006
Ronald G. Gelbman

/s/ PEDRO GRANADILLO	Director	August 21, 2006
Pedro P. Granadillo

/s/ RONALD L. MERRIMAN	Director	August 21, 2006
Ronald L. Merriman

/s/ MARK W. KROLL	Director	August 21, 2006
Mark W. Kroll